United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,016,100
Unrealized Gain (Loss) on Market Value of Futures	(9,273,978)
Dividend Income	865
Interest Income	447
Total Income (Loss)	$(2,256,566)

Expenses
General Partner Management Fees	$29,652
SEC & FINRA Registration Expense	3,564
Brokerage Commissions	3,220
Prepaid Insurance Expense	780
NYMEX License Fee	741
Non-interested Directors' Fees and Expenses	538
Other Expenses	21,056
Total Expenses	59,551
Expense Waiver	(13,663)
Net Expenses	$45,888
Net Income (Loss)	$(2,302,454)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/13	$63,717,067
Net Income (Loss)	(2,302,454)

Net Asset Value End of Month	$61,414,613
Net Asset Value Per Unit (1,000,000 Units)	$61.41

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612